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                                                                    Exhibit 3-16
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FILED
NOV 29 1995
SECRETARY OF THE COMMONWEALTH
CORPORATIONS DIVISION


                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                      ADS APPLE VALLEY LIMITED PARTNERSHIP


   Pursuant to the provisions of the Massachusetts Uniform Limited Partnership Act (the "Act"), the undersigned hereby agrees, certifies, and swears to this Certificate of Limited Partnership, as follows:

   1. Name of Partnership. The name of the Partnership is ADS Apple Valley Limited Partnership (the "Partnership").

   2. Business of Partnership. The character of the business of the Partnership and its purpose are to acquire, own, develop, construct, rehabilitate, renovate, improve, equip, furnish, maintain, finance, manage, operate, lease, sell, convey, assign, mortgage or otherwise invest in and deal with nursing homes and long-term care facilities, either directly or through one or more corporations, trusts, limited liability companies and/or partnerships (general or limited and through general or limited partner interests or both), or otherwise, and to engage in any other activities related or incidental thereto.

   3. Office of the Partnership: Agent for Service of Process. The office of the Partnership for purposes of Section 4(1) of the Act (and the office at which its records are maintained for purposes of Section 5(a) of the Act) is 300 Brickstone Square, Andover, MA 01810-1430. The name and address of the Partnership's agent for service of process in Massachusetts is ADS Apple Valley, Inc., 300 Brickstone Square, Andover, MA 01810-1430.

   4. General Partner's Name and Business Address. The name and business address of the general partner of the Partnership is ADS Apple Valley, Inc., 300 Brickstone Square, Andover, MA 01810-1430.

   5. Date of Dissolution of the Partnership. The latest date on which the Partnership is to dissolve is December 31, 2041.

   IN WITNESS WHEREOF, the undersigned, being the sole general partner of the partnership, has signed and sworn to this Certificate of Limited Partnership under the penalties of perjury as of this 29th day of November, 1995.

                                                  ADS APPLE VALLEY, INC.

                                           /s/ [graphic of signature]
                                       By: _____________________________________

                                                          President
                                      Title ____________________________________



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                             ADS Apple Valley, Inc.
                             300 Brickstone Square
                               Andover, MA 01810


Office of the Secretary of State
Commonwealth of Massachusetts

To Whom It May Concern:

   The undersigned hereby consents to the use of the name "ADS Apple Valley Limited Partnership" by a limited partnership to be formed in the Commonwealth.

                                                  ADS APPLE VALLEY, INC.

                                          /s/ [graphic of signature]
                                       By:_____________________________________

                                                        President
                                      Title____________________________________


                                       -1-

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                         COMMONWEALTH OF MASSACHUSETTS

                  Limited Partnership Certificate of Amendment
                                      For
                      ADS Apple Valley Limited Partnership


This first amendment of the Certificate of Limited Partnership of ADS Apple Valley Limited Partnership is made as of this 15th day of May, 1998 in order to amend the Certificate of Limited Partnership of the Partnership, filed with the Secretary of State of the Commonwealth of Massachusetts on November 29, 1995 and the latest date on which the Partnership is to dissolve is December 31, 2041 as follows:

The Certificate of Limited Partnership is hereby amended by changing the name and address of the Partnership's agent for service of process to: C T Corporation System, 2 Oliver Street, Boston, MA 02109.

The name and business address of the General Partner is ADS Apple Valley, Inc., 300 Brickstone Square, Andover, MA 01810-1430.

In Witness Whereof, the undersigned has caused this first amendment of the Certificate of Limited Partnership of ADS Apple Valley Limited Partnership to be executed as of this 15th day of May, 1998.




                                                  ADS APPLE VALLEY, INC.



                                      By:  /s/ Ira C. Gubernick
                                          -------------------------------
                                               Ira C. Gubernick